Exhibit 99.2

American Rebel Light Beer Releases George Washington Founding Fathers Campaign on AmericanRebelBeer.com

Wednesday, 19 August 2026 07:45 AM

Topic:

Company Update

Patriotic Video Featuring George Washington and American Rebel Holdings, Inc. (OTCID:AREB) CEO Andy Ross Now Available for Public Viewing as Part of the Company’s Growing “Historic Moments” and “Be A Rebel” Campaign

New Founding Fathers Content Expands American Rebel Light Beer’s America 250 Celebration and Invites Patriotic Americans to Stand Tall, Stand Proud and “Be A Rebel”

Campaign Video Available Now at AmericanRebelBeer.com

NASHVILLE, TN / ACCESS Newswire / August 19, 2026 / American Rebel Holdings, Inc. (OTCID:AREB), creator of American Rebel Light Beer, America’s Patriotic, God-Fearing, Constitution-Loving, National Anthem-Singing, Stand Your Ground Beer(TM), today announced that its highly anticipated George Washington Founding Fathers campaign video featuring American Rebel Founder and CEO Andy Ross is now available for viewing on the American Rebel Beer website.

American Rebel Founder and CEO Andy Ross joins George Washington in the Company’s new Founding Fathers campaign celebrating freedom, patriotism, and the American spirit.

The George Washington campaign is the latest release from American Rebel’s expanding “HISTORIC MOMENTS” and “BE A REBEL” patriotic content platform, which celebrates the leaders, visionaries, and patriots whose courage helped create and preserve the freedoms enjoyed by Americans today. The Company’s newest short-form video combines patriotic storytelling, humor, American history, and the unmistakable American Rebel spirit to create an engaging call-to-action for freedom-loving Americans nationwide.

WATCH THE AMERICAN REBEL BEER FOUNDING FATHERS CAMPAIGN

WATCH THE “BE A REBEL” GEORGE WASHINGTON CAMPAIGN NOW

  View on American Rebel Beer: Watch the Campaign

  View the Full Video on YouTube: George Washington Founding Fathers Campaign

Call to Action: Watch. Share. Celebrate Freedom. BE A REBEL.

The release follows American Rebel Beer’s recently announced “BE A REBEL” campaign, which encourages Americans to celebrate freedom, personal responsibility, faith, patriotism, and the values that have helped make the United States the greatest nation in the world. The campaign serves as both a tribute to America’s founding principles and a call for Americans to proudly embrace the freedoms secured through generations of sacrifice, courage, and determination.

“George Washington represents the courage, leadership, sacrifice and vision that gave birth to the greatest nation on earth,” said Andy Ross, Founder and CEO of American Rebel Holdings, Inc. “This campaign is our tribute to the American spirit and to the men who risked everything for liberty. American Rebel Light Beer was built to celebrate freedom and the Americans who proudly stand for it every day. We are thrilled to make this video available for viewing on AmericanRebelBeer.com and invite patriots everywhere to watch it, share it, and join us in saying, ‘Be A Rebel.’”

George Washington and American Rebel CEO Andy Ross appear together in the Founding Fathers campaign now streaming on AmericanRebelBeer.com

Bringing the Founding Fathers Into the American Rebel Brand Story

The George Washington campaign was developed as part of American Rebel Beer’s broader effort to connect America’s founding ideals with a modern patriotic lifestyle brand. By pairing one of the most recognized figures in American history with American Rebel Founder Andy Ross, the campaign creates a memorable and entertaining reminder that freedom requires courage, conviction, and personal responsibility.

The Company believes the George Washington video will serve as a powerful brand-building asset across digital, social media, retail, distributor, and consumer channels while reinforcing the patriotic identity that continues to distinguish American Rebel Light Beer in an increasingly crowded marketplace.

“Being a Rebel isn’t about breaking the rules,” Ross added. “It’s about having the courage to stand for something. It’s about loving your country, supporting your community, honoring our veterans and first responders, protecting freedom, and preserving the values that built America. That’s what American Rebel stands for.”

Now Available on AmericanRebelBeer.com

The George Washington Founding Fathers campaign is now available on the American Rebel Beer website, where consumers can explore the Company’s growing collection of patriotic content, product information, retail updates, and brand storytelling initiatives.

American Rebel expects to continue expanding its library of short-form and long-form patriotic video content as part of its broader effort to build consumer engagement, strengthen brand loyalty, support distributor growth, and increase awareness of American Rebel Light Beer across the United States.

The Company believes authentic, values-driven content continues to resonate with consumers seeking brands that reflect their love of country, appreciation for freedom, and belief in the American Dream.

VIEW THE CAMPAIGN ONLINE at AMERICAN REBEL BEER HOMEPAGE

American Rebel Beer invites consumers, distributors, retailers, investors, veterans, first responders, and patriotic Americans nationwide to view and share the George Washington campaign.

CALL TO ACTION ITEMS

Watch on the official website: Visit American Rebel Beer

Watch on YouTube: George Washington Founding Fathers Campaign

Share the video with friends and family.

Post the campaign across social media.

Follow American Rebel Beer online.

Ask local retailers for American Rebel Light Beer.

Visit AmericanRebelBeer.com for future campaign releases.

Join the growing movement to “BE A REBEL.”

Continuing the American Rebel Beer Momentum of “Historic Moments” and “Be A Rebel”

The George Washington release builds upon the momentum generated by American Rebel’s recently launched “HISTORIC MOMENTS” and “BE A REBEL” campaign, which introduced a patriotic multimedia initiative celebrating America’s heritage and encouraging Americans to proudly embrace the freedoms secured by the nation’s founders.

As America continues its historic 250-year celebration era, American Rebel Beer intends to spotlight additional American icons, patriots, and defining moments that embody the values of courage, freedom, independence, faith, perseverance, and opportunity.

The Company believes these campaigns reinforce the growing connection between American Rebel Light Beer and patriotic consumers who want the brands they support to reflect the principles they cherish.

About American Rebel Light Beer

American Rebel Light Beer is America’s Patriotic, God-Fearing, Constitution-Loving, National Anthem-Singing, Stand Your Ground Beer(TM). Crafted for Americans who proudly support faith, freedom, family, the Constitution, military veterans, first responders, and the values that have made the United States the greatest nation in the world, American Rebel Light Beer has rapidly emerged as a distinctive voice in the American beer market.

Founded on the belief that millions of Americans want a beer brand that unapologetically reflects their love of country and commitment to personal responsibility, American Rebel Light Beer has become more than a beverage. It is a lifestyle brand and patriotic movement that encourages consumers to Stand Tall, Stand Proud and BE A REBEL.

American Rebel Light Beer continues to expand its footprint throughout the United States through a growing network of premier beer distributors, retail partners, restaurants, entertainment venues, patriotic festivals, music events, and consumer gatherings. Through its “BE A REBEL” and “HISTORIC MOMENTS” campaigns, American Rebel Light Beer celebrates America’s heritage while honoring the enduring principles of freedom, independence, courage, self-reliance, and opportunity that define the American spirit.

For more information, visit American Rebel Beer.

American Rebel Beverages | American Rebel Light Beer Distribution & Account Inquiries:

Todd Porter, President, American Rebel Beverages

tporter@americanrebelbeer.com

About American Rebel Holdings, Inc.

American Rebel Holdings, Inc. (OTCID:AREB) is America’s Patriotic Brand(TM). Through its growing portfolio of consumer brands, products, and patriotic lifestyle initiatives, American Rebel is dedicated to celebrating and defending the ideals of freedom, faith, family, personal responsibility, and American pride.

The Company’s flagship brand, American Rebel Light Beer, has quickly gained recognition among patriotic consumers seeking products that align with their values and lifestyle. American Rebel also owns Champion Safe Company, one of North America’s premier manufacturers of high-quality home, gun, and commercial safes and vault doors built with 100% American steel and exceptional North American craftsmanship.

Led by Founder and CEO Andy Ross, American Rebel continues building a powerful portfolio of patriotic brands through media, entertainment, music, digital content, national advertising campaigns, strategic partnerships, and innovative consumer products that strengthen brand awareness and consumer engagement nationwide.

Through compelling storytelling, authentic patriotism, and products that celebrate the American way of life, the Company seeks to unite Americans who cherish freedom, support military veterans and first responders, respect the Constitution, and proudly celebrate the values upon which the nation was founded.

For more information, visit American Rebel Holdings and American Rebel Beer.

WATCH THE AMERICAN REBEL LIGHT BEER GEORGE WASHINGTON FOUNDING FATHERS CAMPAIGN

FREEDOM NEVER GOES OUT OF STYLE.

Watch the Campaign: American Rebel Beer

View the Video: George Washington Founding Fathers Campaign

Final Call to Action: Stand Tall. Stand Proud. Support American Values. BE A REBEL.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include statements concerning American Rebel Holdings, Inc.’s business strategy, future operations, growth plans, market opportunities, brand development initiatives, advertising and marketing campaigns, anticipated consumer engagement, website traffic, distributor and retailer support, future content releases, sales growth opportunities, market expansion efforts, and the expected impact of the Company’s Founding Fathers campaign, “HISTORIC MOMENTS” series, and “BE A REBEL” brand initiatives.

Forward-looking statements are often identified by words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would,” “projects,” “estimates,” “forecasts,” “continues,” “opportunity,” “target,” and similar expressions. These statements are based on current expectations, estimates, forecasts, and projections about the Company’s business and the industries in which it operates, as well as management’s beliefs and assumptions, and are not guarantees of future performance.

Actual results may differ materially from those expressed or implied by forward-looking statements due to a variety of risks and uncertainties, including, but not limited to, the Company’s ability to successfully execute its marketing and advertising strategies; consumer response to the Company’s products and brand messaging; the effectiveness of digital and social media campaigns; distributor and retailer acceptance; competitive pressures within the beer, beverage, consumer products, and lifestyle branding industries; changes in consumer preferences; supply chain disruptions; production and logistics challenges; regulatory developments; general economic conditions; availability of capital; and other risks and uncertainties described from time to time in the Company’s filings with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Media Contact

American Rebel Holdings, Inc.

Investor Relations

ir@americanrebel.com info@americanrebel.com

Campaign Website available at American Rebel Beer: American Rebel Beer

Campaign Video: Watch the George Washington Founding Fathers Campaign

Corporate Website: American Rebel Holdings

American Rebel Beverages | American Rebel Light Beer Distribution & Account Inquiries:

Todd Porter, President, American Rebel Beverages

tporter@americanrebelbeer.com

American Rebel Light Beer is intended for adults 21 years of age and older. Please enjoy responsibly.

SOURCE: American Rebel Holdings